OMB APPROVAL

OMB Number:	3235-0059
Expires:	February 28, 2006
Estimated average burden hours per response	12.75

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Juno Lighting, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Notice of Annual Meeting of Stockholders
of
Juno Lighting, Inc.

To the Stockholders of
Juno Lighting, Inc.:

     On April 26, 2005, Juno Lighting, Inc. will hold its annual meeting of stockholders at Juno’s headquarters at 1300 South Wolf Road, Des Plaines, Illinois 60018. The annual meeting will begin at 2:00 p.m. local time.

     At the annual meeting, you will be asked to consider and vote on:

     (1) The election of the board of seven directors to serve until the 2006 annual meeting of stockholders or until their successors are elected and qualified;

     (2) Proposal to approve an amendment to the Juno Lighting, Inc. 1999 Stock Award and Incentive Plan.

     (3) Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accountants for the Company for fiscal 2005; and

     (4) Such other matters as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

     March 15, 2005 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournments or postponements thereof. Only holders of record of Juno stock at the close of business on that date are entitled to notice of and to vote at the annual meeting.

     Also enclosed is a copy of Juno’s Annual Report for the fiscal year ended November 30, 2004.

     Your vote is important and we urge you to complete, sign, date and return your proxy card as promptly as possible, whether or not you expect to attend the annual meeting. If you are unable to attend in person and you return your proxy card, your shares will be voted at the annual meeting. A return envelope is included for your convenience. If your shares are held in “street name” by your broker or other nominee, only that holder can vote your shares. You should follow the directions provided by your broker or nominee regarding how to instruct them to vote your shares.

By Order of the Board of Directors

George J. Bilek
Secretary

Des Plaines, Illinois
March 16, 2005

Please complete, sign, date and return the enclosed proxy card.

This proxy statement is first being mailed to Juno stockholders on or about March 29, 2005.

JUNO LIGHTING, INC.
1300 South Wolf Road
P.O. Box 5065
Des Plaines, Illinois 60017-5065

PROXY STATEMENT

THE ANNUAL MEETING OF JUNO STOCKHOLDERS
JUNO BOARD OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE
ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL TO APPROVE AN AMENDMENT TO THE JUNO 1999 STOCK AWARD AND INCENTIVE PLAN
NEW PLAN BENEFITS 1999 STOCK AWARD AND INCENTIVE PLAN
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE REPORTS ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPHS Comparison of Five-year Cumulative Return Among Juno Lighting, Inc., the Nasdaq Stock Market Index (U.S. Companies) and a Self-Determined Peer Group (1)
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
CODE OF ETHICS
A WARNING ABOUT FORWARD-LOOKING STATEMENTS
PROPOSALS BY JUNO STOCKHOLDERS
OTHER MATTERS
Annex A
Annex B

THE ANNUAL MEETING OF JUNO STOCKHOLDERS

General

     You were sent this proxy statement in connection with the solicitation of proxies by and on behalf of the Board of Directors of Juno Lighting, Inc. (“Juno” or “Company”) for use at the annual meeting of Juno stockholders and any adjournments or postponements thereof. The annual meeting will be held on Tuesday, April 26, 2005, at 2:00 p.m. local time, at Juno’s headquarters at 1300 South Wolf Road, Des Plaines, Illinois 60018.

Matters to be Considered

     At the annual meeting, you will be asked to consider and vote on:

•	The election of the board of seven directors to serve until the 2006 annual meeting of stockholders or until their successors are elected and qualified.

•	Proposal to approve an amendment to the Juno Lighting, Inc. 1999 Stock Award and Incentive Plan.

•	Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accountants of the Company for fiscal 2005.

•	Such other matters as may properly come before the annual meeting.

     You may also be asked to vote on a proposal to adjourn or postpone the annual meeting, which adjournment or postponement could be used for the purpose, among others, of obtaining a quorum or allowing additional time for the soliciting of additional votes.

Record Date

     The Juno board has fixed March 15, 2005 as the record date for the determination of the Juno stockholders entitled to receive notice of and to vote at the annual meeting. Accordingly, only Juno stockholders of record at the close of business on such date are entitled to notice of and to vote at the annual meeting and any postponements or adjournments thereof. As of the record date, Juno’s outstanding capital stock comprised shares of its Common Stock, par value $0.001 per share (“common stock”), and shares of its Preferred Stock, par value $0.001 per share (“preferred stock”), including shares of its Series A Convertible Preferred (“Series A Preferred”) and shares of its Series B Convertible Preferred (“Series B Preferred”). As of the record date, 2,835,791 shares of Juno common stock were outstanding and entitled to vote at the annual meeting and 1,063,500 shares of preferred stock were outstanding which were entitled to 6,018,341 votes.

Voting at the Annual Meeting

     Quorum Requirement. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Juno stock entitled to vote on the record date is necessary to constitute a quorum at the annual meeting.

     Voting Rights. Each share of Juno common stock outstanding on the record date entitles its holder to one non-cumulative vote as to each matter that may properly come before the annual meeting. Each share of Juno preferred stock outstanding on the record date entitles its holder to one non-cumulative vote as to each matter that may properly come before the annual meeting for each whole share of Juno common stock that would be issuable to such holder upon the conversion of all the shares of Juno preferred stock held by such holder on the record date.

     Fremont Investors I, LLC (“Fremont Investors”), which obtained control of Juno in 1999 in a recapitalization transaction is (together with its affiliates) entitled to cast over 98% of the votes to be cast by holders of the preferred stock and over 74% of all votes entitled to be cast at the annual meeting. As a result, Fremont Investors and its affiliates, if they choose to do so, may elect all of Juno’s directors and control the vote as to any other matter that may properly come before the annual meeting or any adjournment or postponement thereof. Fremont Investors has informed management that it intends to vote in favor of the proposals described in this proxy statement. In the event Fremont does so vote in favor of the proposal, the director nominees identified will be elected, the proposal to amend the Juno Lighting, Inc. 1999 Stock Award and Incentive Plan will be approved, and the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for fiscal 2005 will be ratified.

     Vote Required. The following votes are required to approve matters to be considered and voted upon at the annual meeting:

-	Election of Directors. Directors are elected by a plurality of the vote of the shares of common stock and preferred stock voting together. The nominees who receive the most votes will be elected.

     When electing directors, holders of common stock and preferred stock have non-cumulative voting rights. This means that the holders of a majority of the shares of common stock and preferred stock taken together, represented and entitled to vote at a meeting where a quorum is present, can elect all of the directors if they choose to do so. In such an event, the holders of the remaining shares will not be able to elect any person or persons to the Board of Directors.

-	1999 Stock Award and Incentive Plan. The approval of the amendment to the Juno Lighting, Inc. 1999 Stock Award and Incentive Plan requires the affirmative vote of shareholders holding a majority of shares present and entitled to vote regarding the proposal. Accordingly, abstentions will have the same effect as a vote “against” the proposal. Under applicable regulations, broker-dealers do not have discretionary voting authority with respect to the Amendment and, as a result, broker non-votes will not affect the outcome of the vote on the proposal.

-	Independent Registered Public Accountants. The approval of the selection by the audit committee of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for fiscal year 2005.

-	All Other Matters. Other than the election of directors, all matters brought before the annual meeting will be decided by a vote of the holders of a majority of the shares of common stock and preferred stock entitled to vote taken together and present in person or represented by proxy, unless the matter is one upon which a different vote is required by law or by Juno’s certificate of incorporation.

     Abstentions and Broker Non-Votes. Abstentions, broker non-votes and withheld votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the annual meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Abstentions, withheld votes and broker non-votes have no effect in determining the outcome of the election of directors. With respect to all other matters abstentions and withheld votes have the same effect of a vote “against” the proposal. Generally, the affirmative vote of holders of a majority of the outstanding shares of common stock present (in person or by proxy) at the meeting and entitled to vote is required to approve a proposal. When such standard is the required vote, a broker “non-vote” will not be considered entitled to vote as to such matters at the meeting, will not be counted as a vote for or against any matter and, accordingly, will have no effect on any proposal presented to the stockholders. However, under certain circumstances, the affirmative vote of the holders of a majority of the outstanding shares of the common stock entitled to vote is required. In these circumstances, broker “non-votes” will have the same effect as a vote “against” the proposal.

Proxies

     If you are a Juno stockholder, you may use the enclosed proxy card if you are unable to attend the annual meeting in person or wish to have your shares voted by proxy even if you do attend the annual meeting.

     You may revoke any proxy given by you pursuant to this solicitation by:

-   delivering to the Secretary of Juno, at or before the annual meeting, a written notice bearing a later date than the proxy, which notice, by its terms, revokes the proxy;

-   duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of Juno at or before the annual meeting; or

-   attending the annual meeting and voting in person (although attendance at the annual meeting by a stockholder will not in and of itself revoke a previously delivered proxy).

     You should address any written notice of revocation and other communications regarding the revocation of Juno proxies to the Secretary of Juno at 1300 South Wolf Road, P.O. Box 5065, Des Plaines, Illinois 60017-5065. In all cases, the latest dated proxy revokes an earlier dated proxy, regardless of which method is used to give or revoke a proxy, or if different methods are used to give and revoke a proxy. For such notice of revocation or later proxy to be valid, however, it must actually be received by Juno prior to the vote of the Juno stockholders at the annual meeting. If your broker has been instructed to vote your shares, you must follow directions received from your broker in order to change your vote.

Information Concerning the Solicitation of Proxies

     The enclosed proxy card is solicited on behalf of the Juno Board of Directors. The cost of soliciting proxies will be borne by Juno. In addition to solicitation by mail, directors, officers and employees of Juno, none of whom will receive additional compensation for such solicitations, may solicit proxies in person, by telephone, by personal interview, by e-mail or by facsimile. Juno will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward its solicitation materials to the beneficial owners of the Juno shares of common stock they hold of record and obtain authorization for, and appropriate certification in connection with, the execution of proxy cards. Juno will reimburse these record holders for customary mailing expenses incurred by them in forwarding these materials.

     Except as set forth above, neither Juno nor, to the best of Juno’s knowledge, any person acting on its behalf has retained any other person to make solicitations or recommendations to security holders on its behalf in connection with the solicitation of proxies.

JUNO BOARD OF DIRECTORS

     Juno’s amended and restated bylaws provide that Juno’s Board of Directors shall consist of not less than three nor more than nine members. Currently, Juno’s Board of Directors consists of seven members. Juno’s Board of Directors has determined that Edward LeBlanc, Richard Marshuetz, and John Murphy are “independent” as defined by the Nasdaq Marketplace rules. During the last fiscal year, there were six meetings of the full Board of Directors. Juno does not have a policy with respect to members of the Board of Directors attendance at the annual stockholders meetings. In 2004 two of the six members of the Board of Directors attended the annual meeting of stockholders. Each of the Directors attended all meetings of the Board of Directors and committees of which they were members.

Committees of the Board of Directors

     Juno has four committees of the Board of Directors. They are the audit, stock option, compensation, and 2003 incentive plan committees. Juno does not have a standing nominating committee.

     Three members of the Board of Directors, Edward LeBlanc, Richard Marshuetz, and John Murphy, comprise the Company’s audit committee. The audit committee oversees the creation and implementation of internal policy and controls and is responsible for the hiring of Juno’s outside independent registered public accountant. During the last fiscal year, the audit committee met five times. The Board of Directors has determined that each of Messrs. LeBlanc, Marshuetz, and Murphy are “independent directors” as the term is defined under NASD Marketplace Rules, and that Messrs. Marshuetz and Murphy are “audit committee financial experts” as defined under the Exchange Act and have “financial sophistication” as required by the Nasdaq Marketplace Rules.

     The stock option committee comprises two directors, Mr. Jaunich and Mr. Williamson. The stock option committee is responsible for granting and administering stock options and stock appreciation rights (“SARs”) under the Juno Lighting, Inc. 1999 Stock Award and Incentive Plan. During the last fiscal year, there were no formal meetings of the stock option committee, which instead took all of its actions by unanimous written consent in lieu of a special meeting of the committee.

     The compensation committee comprises two directors, Mr. Jaunich and Mr. Williamson. The compensation committee oversees Juno’s executive compensation policy. During the last fiscal year, there were no formal meetings of the compensation committee, which instead took all of its actions by unanimous written consent in lieu of a special meeting of the committee.

     The 2003 incentive plan committee comprises one director, Mr. LeBlanc. The 2003 incentive plan committee is responsible for granting units under the Juno Lighting, Inc. 2003 Incentive Plan. The 2003 incentive plan committee did not meet or make any awards in 2004.

Director Nominees

     The Board of Directors does not have a separately designated nominating committee. Juno relies upon the “controlled company” exemption, which allows companies listed on the Nasdaq National Market and Nasdaq Small Cap Market to forego compliance with the Nasdaq Marketplace rules with respect to issuers having nominating committees. Juno is within the definition of a “controlled company” due to voting power held by the Fremont Entities and their affiliates.

     As a result, the Board of Directors as a whole performs the functions that would typically be performed by a nominating committee. In this capacity, the members of the Board of Directors, among other things, establish and periodically review the criteria for board membership, identify new director candidates, evaluate incumbent directors and make determinations regarding the appropriate size of the Board of Directors and the appointment of members to the Board of Directors’ committees. The Board of Directors has not adopted a charter governing the director nomination process. The Board of Directors may occasionally retain a third-party search firm to assist it in identifying potential new director candidates.

     Mr. Jaunich, Mr. Williamson, Mr. Bilbrough, and Mr. Froy are not “independent directors”, as that term is defined by NASD Marketplace Rules. Mr. Jaunich and Mr. Williamson are not independent because they are employed with Fremont Investors I LLC, a controlling shareholder of the Company. Mr. Bilbrough is not independent as he is an executive officer of the Company. Mr. Froy is not independent as he is a member of a law firm that has accepted payments from the Company in excess of $200,000 during the last fiscal year. The Board of Directors has determined that the remaining members of the Board of Directors are “independent director(s)”.

     Mr. Marshuetz and Mr. Murphy were appointed to the Board of Directors in May and September 2004, respectively. Mr. Marshuetz was recommended to the Board by Fremont Investors I LLC and Mr. Murphy was recommended to the Board by an investment banker.

     The Board of Directors will consider a shareholder’s nominees for election to the Company’s Board of Directors in 2006 if any such suggestion is made in writing, includes biographical data and a description of such nominee’s qualifications and is accompanied by the written consent of such nominee. Any such suggestion for nominees must be mailed to Juno at 1300 South Wolf Road, P. O. Box 5065, Des Plaines, Illinois 60017-5065, Attention: Secretary, and received by the Secretary no later than December 15, 2005. Nominees for election to the Board of Directors should at minimum satisfy the following criteria:

-	Possess the integrity and mature judgment essential to effective decision making.

-	Have the ability and willingness to commit necessary time and energy to prepare for, attend and participate in meetings of the Board of Directors and one or more of its standing committees and not have other directorships, trusteeships or outside involvements which would materially interfere with responsibilities as a director of Juno.

-	Have the willingness and availability to serve at least one term.

-	Have the willingness and ability to represent the interests of all shareholders of Juno rather than any special interest or constituency while keeping in perspective the interests of the Juno’s employees, customers, local communities and the public in general.

-	Have background and experience that complement the background and experience of other members of the Board of Directors.

-	Be a shareholder or willing to become a shareholder of Juno.

-	Be free from interests that are or would present the appearance of being adverse to, or in conflict with, the interests of Juno.

-	Have a proven record of competence and accomplishment through demonstrated leadership in business, education, government service, finance or the sciences, including director, CEO or senior management experience; academic experience; technical and industry experience; financial and accounting experience; or other relevant experiences which will provide the Board of Directors with perspectives that will enhance Board of Directors effectiveness, including perspectives that may result from diversity in ethnicity, race, gender, national origin or nationality.

Stockholder Communications to Board of Directors

     Shareholders who wish to communicate with the Board of Directors or a particular director may do so by sending a letter to the Secretary of Juno at 1300 South Wolf Road, P. O. Box 5065, Des Plaines, Illinois 60017-5065. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication”. All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board of Directors or certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

REPORT OF THE AUDIT COMMITTEE

     The Board of Directors has adopted an audit committee Charter, and a copy of it was attached to the Company’s proxy statement for fiscal year 2001 filed on April 23, 2002. The audit committee reviews and reassesses the adequacy of the charter on an annual basis.

     The audit committee has reviewed and discussed the audited financial statements of Juno for the year ended November 30, 2004 (the “Audited Financial Statements”) with Juno’s management. In addition, the audit committee has discussed with PricewaterhouseCoopers LLP, Juno’s independent registered public accountants, the matters required to be discussed by Statements of Accounting Standards No. 61 (Codification of Statements on Auditing Standards).

     The audit committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 and has discussed with PricewaterhouseCoopers LLP its independence from Juno. The audit committee has also discussed with Juno’s management and with PricewaterhouseCoopers LLP such other matters and received such assurances from them as it deemed appropriate.

     Based on the foregoing review and discussion and relying thereon, the audit committee recommended to Juno’s Board of Directors the inclusion of the Audited Financial Statements in Juno’s Annual Report on Form 10-K for the year ended November 30, 2004.

AUDIT COMMITTEE

Edward A. LeBlanc
Richard J. Marshuetz
John P. Murphy

ELECTION OF DIRECTORS

     The annual election of the board of seven directors will take place at the annual meeting. Each director will serve for the ensuing year until the 2006 annual meeting of Juno stockholders or until his successor is elected and qualified.

     The voting persons named on the enclosed proxy card intend to nominate and vote in favor of the election of the persons named below unless authorization is withheld. If any of the nominees becomes unavailable for election, votes will be cast for the election of such other person or persons as the proxy holders, in their judgment, may designate. No circumstances are currently known that would render unavailable any of the nominees named below.

     The following information is provided with respect to the nominees for election to the Board of Directors:

Robert Jaunich II....Age 65. Director and Chairman of the Board since June 30, 1999.

     Member of the Stock Option and Compensation Committees.

Business experience during the last five years:
Managing Partner of Fremont Partners since 1991.
President and Chief Executive Officer of Fremont Investors I, LLC since May 1998.
President of Fremont Capital, Inc. since 1996.
Member of the Board of Directors of Fremont Group since 1991.

Other Directorships:
Kerr Group, Inc.
CNF, Inc.
Chairman of the Board of Software Architects, Inc.
Chairman of the Board of Nellson Nutraceutical, Inc.

Mark N. Williamson....Age 42. Director since June 30, 1999.

     Member of the Stock Option and Compensation Committees.

Business experience during the last five years:
Managing Partner of Fremont Partners since 2000.
Managing Director of Fremont Partners from 1996 to 2000.
Vice President and Treasurer of Fremont Investors I, LLC since May 1998.
Managing Director of the Harvard Private Capital Group, Inc. from August 1991 until May 1996.

Other Directorships:
Software Architects, Inc.

T. Tracy Bilbrough....Age 48. Director since May 2000. President and Chief Executive Officer since May 2000.

Business experience during the last five years:
President — Commercial Division of Thomas & Betts Corp. from 1997 to 2000.
President — Eastern Hemisphere Black & Decker Corp. from 1995 to 1997.

Other Directorships:
None.

Michael M. Froy..........Age 46. Director since September 2000.

Business experience during the last five years:
Partner, Sonnenschein Nath & Rosenthal LLP, outside legal counsel for the Company.

Other Directorships:
None.

Edward A. LeBlanc..........Age 58. Director since March 2003.

     Member of the Audit Committee and the 2003 Incentive Plan Committee.

Business experience during the last five years:
President, Residential and Commercial Division of Kidde, Inc. since 2000.
President and CEO of Regent Lighting Corporation from 1997 until 2000.

Other Directorships:
None.

Richard J. Marshuetz..........Age 62. Director since May 2004.

     Member of the Audit Committee.

Business experience during the last five years:
President and Chief Operating Officer of Princess House, Inc. until 2003.
Executive Vice President of Pameco Corporation from 1998 until 1999.

Other Directorships:
None.

John P. Murphy..........Age 58. Director since September 2004.

     Member of the Audit Committee.

Business experience during the last five years:
Chief Financial Officer and Senior Vice President of Thomas and Betts Corporation from 2000 to 2004.
Chief Financial Officer and Senior Vice President of the Johns Manville Corporation from 1997 to 2000.

Other Directorships:
None.

     To Juno’s knowledge, there are no family relationships between any director or executive officer and any other director or executive officer. None of the directors has been involved in any legal proceedings of the nature described in Item 401(f) of Regulation S-K during the last fiscal year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

     The following table sets forth, as of March 15, 2005, the number and percentage of outstanding shares of common stock and preferred stock beneficially owned by each person known to Juno to be the beneficial owner of more than five percent of the outstanding shares of common stock or preferred stock:

			Percentage of Outstanding
	Shares Beneficially Owned		Shares Beneficially Owned
Name	Common	Preferred	Common (1)	Preferred
Fremont Investors I, L.L.C. (2) (3)	5,952,790	1,051,590	68.2%	98.9%
Fremont Partners, L.P.
FP Advisors, L.L.C (2) (4)	6,550,656	1,051,590	75.1%	98.9%
Fremont Group, L.L.C.
Fremont Investors, Inc. (2) (5)	6,552,807	1,051,970	75.1%	98.9%
Fremont Investors, I CS, L.L.C.	597,866	0	6.9%	0%
Robert Jaunich II (6)	6,552,807	1,051,970	75.1%	98.9%
Mark N. Williamson (7)	6,552,807	1,051,970	75.1%	98.9%
David C. Abrams (8)
Abrams Capital, LLC
Abrams Capital Partners II, LP	524,711	0	18.0%	0%
John P Pecora (9)	412,076	0	12.3%	0%

(1)	Pursuant to Rule 13d-3(d)(1) of the Exchange Act, the 5,954,941 shares of common stock that may be obtained as of March 15, 2005 by converting the 1,051,970 shares of Series A convertible preferred stock are deemed outstanding Common Stock for the purpose of computing the percentage of Common Stock owned by the beneficial owners of such, but not for the purpose of computing the percentage of common stock owned by any other person.

(2)	Based on a Schedule 13D/A filed on September 13, 2004, by Fremont Investors I, L.L.C. (“Fremont Investors”), Fremont Partners, L.P. (“Fremont LP”), FP Advisors, L.L.C. (“FP Advisors”), Fremont Group, L.L.C. (“Fremont Group”), Fremont Investors, Inc. (“Fremont Inc.”), Fremont Investors I CS, L.L.C. (“Fremont CS LLC”) and Fremont Partners, L.L.C. (“Fremont Partners”). As of March 15, 2005, each share of Series A convertible preferred stock was convertible into 5.66 shares of common stock. The business address for each of these entities is 199 Fremont Street, Suite 2300, San Francisco, California 94105.

(3)	Includes 1,051,590 shares of Series A convertible preferred stock.

(4)	Includes (i) the 1,051,590 shares of Series A convertible preferred stock owned by Fremont Investors and (ii) the 597,866 shares of common stock owned by Fremont CS LLC. Fremont LP is the managing member of Fremont Investors and Fremont CS LLC. FP Advisors is the general partner of Fremont LP.

(5)	Includes (i) the 1,051,590 shares of Series A convertible preferred stock owned by Fremont Investors, (ii) the 597,866 shares of common stock owned by Fremont CS LLC, and (iii) the 380 shares of Series A convertible preferred stock owned by Fremont Partners. Fremont Group is the managing member of FP Advisors, which is the general partner of Fremont, LP, which is managing member of Fremont LLC and Fremont CS LLC, and is the managing member of Fremont Partners. Fremont Inc. is the managing member of Fremont Group.

(6)	Mr. Jaunich is President and Chief Executive Officer of Fremont Investors and is a Managing Partner of Fremont LP. Mr. Jaunich may be deemed to have beneficial ownership of the 597,866 shares of common stock and 1,051,970 shares of Series A convertible preferred stock deemed to be beneficially owned by Fremont Investors, Fremont LP and their affiliates, but each disclaims any such beneficial ownership. The business address of Mr. Jaunich is 199 Fremont Street, Suite 2300, San Francisco, California 94105.

(7)	Mr. Williamson is Vice President and Treasurer of Fremont Investors and is a Managing Partner of Fremont LP. Mr. Williamson may be deemed to have beneficial ownership of the 597,866 shares of common stock and 1,051,970 shares of Series A convertible preferred stock deemed to be beneficially owned by Fremont Investors, Fremont LP and their affiliates, but each disclaims any such beneficial ownership. The business address of Mr. Williamson is 222 Berkeley Street, Suite 1760, Boston, Massachusetts 02116.

(8)	Based on a Schedule 13G/A filed on February 14, 2005 by Abrams Capital, LLC (“Abrams LLC”), Abrams Capital Partners II, LP (“Abrams II”) and David C. Abrams. Abrams LLC beneficially owns and exercises shared power to vote or direct the vote and shared power to dispose or direct the disposition of 490,311 shares of common stock. This amount includes 356,031 shares beneficially owned by Abrams II and shares beneficially owned by other private investment partnerships of which Abrams LLC is the general partner with shared power to vote or direct to the vote or dispose or direct the disposition of a portion of the total number of shares beneficially owned. David C. Abrams, the managing member of Abrams LLC, beneficially owns and exercises shared power to vote or direct the vote and shared power to dispose or direct the disposition of 524,711 shares of Common Stock, which includes the 490,311 shares of common stock reported by Abrams LLC and shares owned by a private investment corporation which may be deemed to be controlled by Mr. Abrams. The business address of Mr. Abrams, Abrams LLC and Abrams II is 222 Berkeley Street, 22nd Floor 3, Boston, Massachusetts 02116.

(9)	Based on a Schedule 13D/A filed on January 6, 2005 by John P. Pecora. Mr. Pecora’s business address is 130 Montadale Drive, Princeton, New Jersey 08540.

Directors’ and Executive Officers’ Stock Ownership

     The following table sets forth, as of March 15, 2005, the number and percentage of outstanding shares of common stock and preferred stock beneficially owned by: (i) each director, (ii) the executive officers named in the Summary Compensation Table, and (iii) all executive officers and directors as a group. The persons named hold sole voting and investment power with respect to the shares of common stock and preferred stock listed below, except as otherwise indicated.

			Percentage of Outstanding Shares
	Shares Beneficially Owned		Beneficially Owned
Name	Common(1)	Preferred(2)	Common(3)	Preferred
Robert Jaunich II (4)(7)	6,552,807	1,051,970	74.01%	98.92%
Mark N. Williamson (4)(7)	6,552,807	1,051,970	74.01%	98.92%
T. Tracy Bilbrough (5)	422,282	3,500	4.77%	*
Michael M. Froy (4)	9,000	0	*	*
Edward A. LeBlanc (4)	2,820	0	*	*
Richard J. Marshuetz (4)	0	0	*	*
John P. Murphy (4)	0	0	*	*
Glenn R. Bordfeld (6)	66,414	750	*	*
George J. Bilek (6)	72,499	1,000	*	*
William Allen Fromm (6)	21,694	0	*	*
Charles F. Huber (6)	46,679	500	*	*
All Juno directors and executive officers
as a group (13 persons)(8)	7,277,281	1,058,820	82.19%	99.54%

(1) The shares of common stock listed in this column include shares of common stock that the following individuals have the right to acquire within 60 days pursuant to stock options: (a) Mr. Bilbrough’s 375,000 shares; (b) Mr. LeBlanc’s 2,820 shares; (c) Mr. Bordfeld’s 47,000 shares; (d) Mr. Bilek’s 29,375 shares; (e) Mr. Fromm’s 17,625 shares; and (f) Mr. Huber’s 29,375 shares. The shares of common stock listed in this column also include shares of common stock that the individuals listed in the table have the right to acquire within 60 days upon conversion of the shares of preferred stock they own as set forth in the third column of this table. As of March 15, 2005, each share of Series A Preferred was convertible into 5.66 shares of common stock and each share of Series B Preferred was convertible into 5.13 shares of common stock.

(2) All shares of preferred stock are Series A Preferred except for the 3,500 shares of preferred stock held by Mr. Bilbrough which are Series B Preferred.

(3) Pursuant to Rule 13d-3(d)(1) of the Exchange Act, shares of the Company’s preferred stock owned by a person that may be converted into common stock shall be deemed outstanding common stock for the purpose of computing the percentage of common stock owned by such person but not for the purpose of computing the percentage of common stock owned by any other person.

(4) Director

(5) Executive Officer and Director

(6) Executive Officer

(7) Mr. Jaunich is President and Chief Executive Officer of Fremont Investors I, LLC and Mr. Williamson is Vice President and Treasurer of Fremont Investors I, LLC. Messrs. Jaunich and Williamson are each Managing Partners of Fremont Partners. They each may be deemed to have beneficial ownership of the 597,866 shares of common stock and 1,051,970 shares of preferred stock deemed to be beneficially owned by Fremont Investor I, LLC and its affiliates, but each disclaims any such beneficial ownership. The business address of Mr. Jaunich is 199 Fremont Street, Suite 2300, San Francisco, California 94105. The business address of Mr. Williamson is 222 Berkeley Street, Suite 1760, Boston, Massachusetts 02116.

(8) Includes 561,075 shares of common stock that nine executive officers have the right to acquire within 60 days of March 15, 2005 pursuant to stock options and 35,493 shares of common stock that the nine persons named in the table above have the right to acquire within 60 days upon conversion of the shares of preferred stock that they own.

* Less than 1%

EXECUTIVE COMPENSATION

     The following Summary Compensation Table provides individual compensation information regarding all compensation awarded to, earned by or paid during the fiscal years ended November 30, 2004, 2003, and, 2002, to Juno’s Chief Executive Officer and the four other most highly compensated executive officers (“Named Executive Officers”) who were serving at the end of fiscal year 2004.

     As reflected in the table below, the Chief Executive Officer and the Named Executive Officers currently participate in Juno’s 401(k) Plan. In addition, these Named Executive Officers participate in, and have received grants of stock options under, Juno’s 1999 Stock Award and Incentive Plan; and Mr. Bordfeld, Mr. Bilek and Mr. Huber participate in, and have received grants of stock options under 1993 Stock Option Plan (collectively the 1999 Stock Award and Incentive Plan and the 1993 Stock Option Plan are referred to as the “Stock Option Plans”).

     Also reflected in the table below is the adjustment to the exercise price of the Company’s outstanding options on July 21, 2004. The adjustment was made pursuant to the anti-dilution provisions of the applicable Stock Option Plan in connection with the Company’s $6.83 per share of common stock, or common stock equivalent, dividend paid in 2004 (the “Dividend”). Holders of Juno’s Series A and Series B convertible preferred stock were entitled to participate in the Special Dividend on an as-converted basis. In connection with the Dividend, the Company adjusted the outstanding options such that the ratio of the exercise prices to the stock prices prior to and immediately after the ex-dividend date remained unchanged. The following table sets forth information with respect to the Named Executive Officers concerning the options repriced during 2004 (“2004 Options”).

		Annual Compensation			Long-Term
					Compensation
				Other	Awards
				Annual	Securities		All Other
				Compensation	Underlying		Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	($) (1)	Options/SARs # (2)		($)(3)
T. Tracy Bilbrough	2004	$383,466	$429,664	$—	394,947	(4)	$13,325
President and Chief	2003	370,385	286,443	—	100,000	(5)	13,000
Executive Officer	2002	360,000	124,200	—	—		14,794

Glenn R. Bordfeld	2004	$295,402	$117,439	$115,625	102,500	(6)	$13,325
Executive Vice President and	2003	286,797	118,328	—	25,500	(7)	13,000
Chief Operating Officer	2002	278,760	38,050	—	—		14,389

George J. Bilek	2004	$247,223	$148,320	$146,425	101,562	(8)	$13,325
Executive Vice President, and	2003	219,642	86,520	13,930	16,000	(9)	13,000
Chief Financial Officer,	2002	211,854	34,109	—	—		14,056
Secretary and Treasurer

William Allen Fromm	2004	$242,217	$145,230	$—	101,562	(10)	$13,325
Executive Vice President,	2003	208,000	84,718	—	16,000	(11)	13,160
Operations	2002	193,096	32,200	—	—		13,663

Charles F. Huber	2004	$222,669	$100,258	$212,625	30,937	(12)	$13,325
Senior Vice President,	2003	219,338	71,942	30,740	10,500	(13)	13,000
Engineering and Product	2002	215,199	25,178	—	—		14,072
Management

(1) Represents gain on stock option exercise(s).

(2) No restricted stock issuance or long-term incentive plan payouts were made in 2002, 2003, or 2004.

(3) Includes Juno’s matching and discretionary contributions under the 401(k) Plan. Amounts are included without regard to vesting of any Juno discretionary contributions.

(4) The exercise prices of 375,000 previously granted 2004 Options were adjusted in conjunction with the payment of the Dividend. The remaining 19,947 options were granted pursuant to the Company’s 1999 Stock Award and Incentive Plan.

(5) Includes 100,000 units, awarded in 2003 under Company’s 2003 Incentive Plan, the value of which are determined based on the price of the Company’s common stock upon the occurrence of a “liquidity event”. The units will not have value if the price of the Company’s common stock is equal to or less than $9.72 or is equal to or greater than $28.67 upon the occurrence of a “liquidity event”.

(6)   The exercise prices of 47,000 previously granted 2004 Options and 53,000 2004 Options granted in January 2004 were adjusted in conjunction with the payment of the Dividend. The remaining 2,500 options were granted pursuant to the Company’s 1999 Stock Award and Incentive Plan.

(7)   Includes 25,500 units, awarded in 2003 under Company’s 2003 Incentive Plan, the value of which are determined based on the price of the Company’s common stock upon the occurrence of a “liquidity event”. The units will not have value if the price of the Company’s common stock is equal to or less than $9.72 or is equal to or greater than $28.67 upon the occurrence of a “liquidity event”.

(8)   The exercise prices of 29,375 previously granted 2004 Options and 70,625 2004 Options granted in January 2004 were adjusted in conjunction with the payment of the Dividend. The remaining 1,562 options were granted pursuant to the Company’s 1999 Stock Award and Incentive Plan.

(9)   Includes 16,000 units, awarded in 2003 under Company’s 2003 Incentive Plan, the value of which are determined based on the price of the Company’s common stock upon the occurrence of a “liquidity event”. The units will not have value if the price of the Company’s common stock is equal to or less than $9.72 or is equal to or greater than $28.67 upon the occurrence of a “liquidity event”.

(10) The exercise prices of 29,375 previously granted 2004 Options and 70,625 2004 Options granted in January 2004 were adjusted in conjunction with the payment of the Dividend. The remaining 1,562 options were granted pursuant to the Company’s 1999 Stock Award and Incentive Plan.

(11) Includes 16,000 units, awarded in 2003 under Company’s 2003 Incentive Plan, the value of which are determined based on the price of the Company’s common stock upon the occurrence of a “liquidity event”. The units will not have value if the price of the Company’s common stock is equal to or less than $9.72 or is equal to or greater than $28.67 upon the occurrence of a “liquidity event”.

(12) The exercise prices of 29,375 previously granted 2004 Options were adjusted in conjunction with the payment of the Dividend. The remaining 1,562 options were granted pursuant to the Company’s 1999 Stock Award and Incentive Plan.

(13) Includes 10,500 units, awarded in 2003 under Company’s 2003 Incentive Plan, the value of which are determined based on the price of the Company’s common stock upon the occurrence of a “liquidity event”. The units will not have value if the price of the Company’s common stock is equal to or less than $9.72 or is equal to or greater than $28.67 upon the occurrence of a “liquidity event”.

Options/SAR Grants

The following table sets forth information with respect to grants of stock options made during 2004 to the Named Executive Officers.

	Number of		Percent of Total
	Securities		Options/SARs			Potential Realizable Value at Assumed
	Underlying		Granted To	Exercise of		Annual Rates of Stock Price
	Option/SARs		Employees In	Base Price	Expiration	Appreciation for Options Term
Name	Granted(#)		Fiscal Year	($/Sh)	Date	5% ($)	10% ($)	0% ($)
T. Tracy Bilbrough	$375,000	(1)(3)	76.75%	$20.2517	11/09/10	$6,295,704	$10,767,842	—
	19,947	(3)	4.58%	20.2517	09/10/14	—	—	$561,109

Glenn R. Bordfeld	$47,000	(1)(3)	11.64%	$20.2517	06/30/09	$706,162	$1,140,351	—
	53,000	(2)	12.16%	20.2517	01/21/14	—	—	—
	2,500	(3)	0.57%	20.2517	09/10/14	—	—	$70,325

George J. Bilek	$29,375	(1)(3)	7.28%	$20.2517	06/30/09	$441,351	$712,720	—
	70,625	(2)	16.20%	20.2517	01/21/14	—	—	—
	1,562	(3)	0.36%	20.2517	09/10/14	—	—	$43,939

William Allen Fromm	$29,375	(1)(3)	76.75%	$20.2517	04/30/11	$547,566	$987,318	—
	70,625	(2)	16.20%	20.2517	01/21/14	—	—	—
	1,562	(3)	0.36%	20.2517	09/10/14	—	—	$43,939

Charles F. Huber	$29,375	(1)(3)	7.28%	$20.2517	06/30/09	$441,351	$712,720	—
	1,562	(3)	0.36%	20.2517	09/10/14	—	—	$43,939

(1) In 2004, the exercise prices for these previously granted 2004 Options were adjusted in conjunction with the payment of the Dividend.

(2) 2004 Option grants which vest upon the occurrence of a public offering or change in control as defined in the Plan document. Upon a public offering or change in control for less than $52.17 per share, 100% of the option shall terminate and expire. Upon the occurrence of a public offering or change in control for at least $52.17 per share but less than $62.17 per share, 50% of the underlying option shares shall terminate and expire, and the remaining option shares shall remain in full force and effect. Upon the occurrence of a public offering or change in control for $62.17 or more per share, 100% of the option shares shall remain in full force and effect. The options are shown as having a zero potential realizable value as no public offering or change in control had occurred as of the fiscal year ended November 30, 2004.

(3) Options granted pursuant to the Company’s 1999 Stock Award and Incentive Plan. The options are cumulatively exercisable as to 20% of the option shares on each of the first five anniversaries following the date of grant.

Stock Option Plan Exercises and Year-End Value Table

     The following table sets forth information with respect to the Named Executive Officers concerning the exercise of stock options during 2004, unexercised options held at November 30, 2004, and the aggregated dollar value of in-the-money options and stock appreciation rights.

Aggregated Option Exercises in Fiscal Year
2004 and Fiscal Year-End Option Values

			Numbers of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options at
	Acquired on	Value	Options at November 30, 2004 (#)		November 30, 2004 ($)(3)
Name	Exercise (#)	Realized ($)	Exercisable(1)	Unexercisable(2)	Exercisable	Unexercisable
T. Tracy Bilbrough	—	—	375,000	19,947	$7,443,113	$395,914
Glenn R. Bordfeld	8,000	$115,625	47,000	55,500	$932,870	$49,621
George J. Bilek	16,000	$146,425	29,375	72,187	$583,044	$31,003
William Allen Fromm	—	—	17,625	83,937	$349,826	$264,221
Charles F. Huber	10,000	$212,625	29,375	1,562	$583,044	$31,033

(1) Shares that could be acquired by the Named Executive Officers as of November 30, 2004.

(2) The following 2004 Options will vest upon the occurrence of certain triggering events which include a public offering or a change in control, whichever occurs first, pursuant to which the stock of the Company is sold for a certain price per share above the current market price: 53,000 for Mr. Bordfeld, 70,625 for Mr. Bilek, and 70,625 for Mr. Fromm. The remaining options become cumulatively exercisable as to 20% of the option shares on each of the first five anniversaries following the date of grant.

(3) Total value of options is based on the difference between the closing price of the Company’s common stock of $40.10 as of November 30, 2004, and the exercise price per share of the options. The units awarded under the 2003 Incentive Plan valued at zero because price of Company’s common stock exceeded $28.67 on November 30, 2004. See “Certain Relationships and Related Transactions - Change In Control Arrangements” for a summary of the provisions for determining the value of the units.

Equity Compensation Plan Information

     The following table provides information about Juno’s common stock that may be issued upon the exercise of options and rights under all of the Company’s existing equity compensation plans, the 1999 Stock Award and Incentive Plan, the 1996 Employee Stock Purchase Plan, and the 1993 Stock Option Plan, as of November 30, 2004.

Number of securities remaining
	Number of securities to be	Weighted-average exercise	available for future issuance under
	issued upon exercise of	price of outstanding	equity compensation plans
	outstanding options,	options, warrants and	(excluding securities reflected in
	warrants and rights	rights	column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	1,218,463(2)	$20.55	191,762
Equity compensation plans not approved by security holders	None	None	None
Total	1,218,463(2)	$20.55	191,762

(1) Includes information with respect to the 1993 Stock Option Plan, 1996 Employee Stock Purchase Plan and the 1999 Stock Award and Incentive Plan.

(2) This includes an estimated 16,970 options for shares of common stock that may be issued under the 1996 Employee Stock Purchase Plan. Although it is not possible to determine the number of shares that will be issued under such plan until the end of the current accumulation period, which occurs on June 30, 2005, the Company’s estimate is based on current enrollment and the closing price of the common stock on July 1, 2004. This estimate assumes that the persons who enrolled in this plan for the year beginning on July 1, 2004 remain enrolled in the plan on June 30, 2005 and do not change the terms of their original enrollment. In addition, the actual per share purchase price will be equal to 85% of the closing price of the common stock on either July 1, 2004 or June 30, 2005, whichever is lower.

PROPOSAL TO APPROVE AN AMENDMENT TO
THE JUNO 1999 STOCK AWARD AND INCENTIVE PLAN

     The Juno Board of Directors has adopted, subject to stockholder approval, an amendment (the “Amendment”) to the Juno Lighting Inc., 1999 Stock Award and Incentive Plan (the “1999 Plan”), to increase the number of shares available for grant under the 1999 Plan by 50,000 shares.

     The 1999 Plan provides for the grant of various types of stock-based compensation to directors (including non-employee directors not affiliated with Fremont), selected employees and independent contractors of Juno and any of its subsidiaries and affiliates, whose employees, directors or independent contractors are participants in the 1999 Plan. The 1999 Plan is (and, as amended, will be) designed to comply with the requirements for “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986. The summary that follows is subject to the actual terms of the Amendment, a copy of which is attached to this proxy statement as Annex A, and the 1999 Plan, a copy of which is attached to this proxy statement as Annex B.

Required Vote

     The affirmative vote of shareholders holding a majority of shares present and entitled to vote regarding the proposal is required for approval of the Amendment. Accordingly, abstentions will have the same effect as a vote “against” the proposal. Under applicable regulations broker-dealers do not have discretionary voting authority with respect to the Amendment and, as a result, broker non-votes will not affect the outcome of the vote on the proposal. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted “FOR” the proposal to approve the 1999 Plan.

     The Board of Directors unanimously recommends a vote “FOR” the approval of the proposed amendment to the 1999 Plan.

The Amendment

     The Amendment would increase the total number of shares available under the 1999 Plan by 50,000 shares. Currently, no shares are available under the provisions of the 1999 Plan. The Board of Directors believes that it is important to Juno’s profitability and increased stockholder value to be able to continue to offer equity incentives to selected directors, employees and independent contractors.

The 1999 Plan

     The purposes of the 1999 Plan are to reinforce the long-term commitment to Juno’s success of those directors (including non-employee directors not affiliated with Fremont), selected employees and independent contractors of Juno who are or will be responsible for such success; to facilitate the ownership of Juno’s stock by such individuals, thereby aligning their interests with those of Juno’s stockholders; and to assist Juno in attracting and retaining individuals with experience and ability.

     The 1999 Plan provides for the granting of “incentive stock options” as described in Section 422 of the Code (“ISOs”), non-qualified stock options (“NQSOs”) or both. Options granted under the 1999 Stock Plan may be accompanied by stock appreciation rights (“SARs”), limited stock appreciation rights (“LSARs”) or both. Such stock appreciation rights or limited stock appreciation rights may also be granted independently of options. NQSOs, stock appreciation rights and limited stock appreciation rights may also be accompanied by dividend equivalents. The 1999 Plan also provides for the granting of restricted stock, deferred stock and performance shares and other stock- and cash-based awards. The 1999 Plan also permits the 1999 Plan administrator to authorize loans to grantees in connection with the grant of awards, on terms and conditions determined solely by the 1999 Plan administrator. Each of the foregoing awards will be evidenced by an agreement setting forth the terms and conditions applicable thereto.

     Eligibility. Awards may be made by the stock option committee to any director (including non-employee directors not affiliated with Fremont), selected employee or independent contractor of Juno who is eligible to participate in the 1999 Plan, consistent with the purposes of the 1999 Plan; provided that, ISOs may only be granted to employees of Juno.

     Plan Administration. The 1999 Plan is administered by the Board of Directors or a committee of the Board of Directors the composition of which will at all times comply with the requirements of Rule 16b-3 under the Exchange Act. Currently, the 1999 Plan is administered by the stock option committee. Subject to the terms of the 1999 Plan, the stock option committee has the right to grant awards to eligible participants and to determine the terms and conditions of award agreements, including the vesting schedule and exercise price of such awards, and the effect, if any, of a change in control on such awards.

     Shares Subject To The 1999 Plan. To date 1,240,000 shares of Juno common stock have been authorized for grant under the Terms of the 1999 Plan. Awards with respect to 1,254,657 shares net of forfeitures have been granted. Such shares may be treasury, authorized but unissued shares or shares reacquired by Juno. In order to prevent dilution or enlargement of the rights of grantees, the 1999 Plan permits the stock option committee to make adjustments to the aggregate number of shares subject to the 1999 Plan or any award, and to the purchase price to be paid or the amount to be received in connection with the realization of any award. The stock option committee has the authority, in the event of any such adjustment, to provide for the cancellation of any outstanding award in exchange for payment in cash or other property.

     Terms And Conditions Of Options. Options will vest and become exercisable over the exercise period, at such times and upon such conditions as the stock option committee determines and sets forth in the award agreement. The stock option committee may accelerate the exercisability of any outstanding option at such time and under such circumstances as it deems appropriate. Options that are not exercised within ten years from the date of grant, however, will expire without value. Options are exercisable during a grantee’s lifetime only by the grantee. The award agreements will contain provisions regarding the exercise of options following termination of employment with or service to Juno, including terminations due to the death, disability or retirement of the grantee, or upon a change in control. In addition to the terms and conditions governing NQSOs, ISOs awarded under the 1999 Plan must comply with the requirements of Section 422 of the Code.

     The option price will be as determined by the stock option committee and may be fully paid in cash, by delivery of common stock previously owned by the grantee equal in value to the option price, by means of a loan from Juno, or by having shares of common stock with a fair market value (on the date of exercise), equal to the option price, withheld by Juno or sold by a broker-dealer under qualifying circumstances (or in any combination of the foregoing). A grantee of an option award (and any tandem SAR or LSAR) will not have the rights of a stockholder until certificates for the option shares are actually received.

     Stock Appreciation Rights And Limited Stock Appreciation Rights. Unless the stock option committee determines otherwise, a SAR or LSAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or (2) granted in tandem with an ISO may be granted only at the time of grant of the related ISO. A SAR will be exercisable only to the extent the underlying option is exercisable. Tandem SARs and LSARs will terminate upon the termination or exercise of the pertinent portion of the related option, and the pertinent portion of the related option will terminate upon the exercise of any such SAR or LSAR.

     Upon exercise of a SAR the grantee will receive, with respect to each share subject thereto, an amount equal in value to the excess of (1) the fair market value of one share of Juno common stock on the date of exercise over (2) the grant price of the SAR (which in the case of a SAR granted in tandem with an option will be the option price, and which in the case of any other SAR will be the price determined by the stock option committee).

     Upon exercise of a LSAR, the grantee will receive, with respect to each share subject thereto, automatically upon the occurrence of a change in control, an amount equal in value to the excess of (1) the consideration payable in respect of one share of Juno common stock on the date of such change in control (which in the case of a LSAR granted in tandem with an ISO will be the fair market value), over (2) the grant price of the LSAR (which in the case of a LSAR granted in tandem with an option will be the option exercise price, and which in the case of any other LSAR will be the price determined by the stock option committee). An LSAR grantee who is subject to the reporting requirements of Section 16(a) of the Exchange Act, however, will only be entitled to receive such amount if the LSAR has been outstanding for at least six months on the date of the change in control.

     Restricted Stock Awards. A restricted stock award is an award of Juno common stock that may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of for a period of ten years, or such shorter period as the stock option committee determines, from the date on which the award is granted (the “Restricted Period”). The stock option committee may also impose such other restrictions and conditions on such award as it deems appropriate. The stock option committee may provide that the foregoing restrictions will lapse with respect to specified percentages of the awarded shares on successive anniversaries of the date of the award. In addition, the stock option committee has the authority to cancel all or any portion of any restrictions prior to the expiration of the Restricted Period. A grant of deferred stock creates a right to receive Juno common stock at the end of a specified deferral period. Performance shares are shares of Juno common stock subject to restrictions based upon the attainment of performance objectives. Such performance objectives may be based on various financial measures of Juno’s performance. In addition, performance goals may be based upon a grantee’s attainment of specific objectives set by Juno for that grantee’s performance.

     Upon the award of any restricted stock or performance shares, the grantee will have the rights of a stockholder with respect to the shares, including dividend rights, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the grantee’s award agreement. Upon an award of deferred stock, the grantee will not have stockholder rights, other than the right to receive dividends, during the specified deferral period.

     Dividend Equivalent. Dividend Equivalents may be granted in conjunction with NQSOs and in conjunction with Rights that do not relate to ISOs. The value of a dividend equivalent is equal to the product of (1) the number of shares of Juno common stock subject to the related NQSO or right and (2) the cash dividend payable per share of such Juno common stock. Dividend equivalents may be payable either in cash or in shares of Juno common stock, and payment may occur either as the dividend equivalents accrue or at such later time as the related NQSO, stock appreciation right or limited stock appreciation right is exercised. Dividend equivalents expire at the time the related NQSO or right expires, and no dividends are payable or credited with respect to the dividend equivalents themselves.

     Other Stock Or Cash-Based Award. The stock option committee may grant Juno common stock as a bonus or in lieu of Juno’s commitments to pay cash under other plans or compensatory arrangements. The stock option committee may also grant other stock- or cash-based awards as an element of or supplement to any other award under the 1999 Plan. Such awards may be granted with value and payment contingent upon the attainment of specified individual or Company financial goals, or upon any other factors designated by the stock option committee. The stock option committee may determine the terms and conditions of such awards at the date of grant or thereafter.

     Death — Termination Of Employment — Restrictions On Transfer. The award agreements will state whether and to what extent awards will be exercisable upon termination of employment or service for any reason, including death or disability. In no event may any option be exercisable more than ten years from the date it is granted. Except as otherwise determined by the stock option committee in accordance with Rule 16b-3, options, stock appreciation rights and limited stock appreciation rights are not transferable and are exercisable during the grantee’s lifetime only by the grantee.

     Amendment; Termination. The Board of Directors may terminate or amend the 1999 Plan at any time, except that stockholder approval is required for any such amendment required to fulfill the conditions of Rule 16b-3, Section 162(m) and any other applicable laws (but only if Juno intends to fulfill such requirements). Termination or amendment of the 1999 Plan will not affect previously granted awards, which will continue in effect in accordance with their terms.

     Certain Federal Income Tax Consequences. The following discussion of certain relevant Federal income tax effects applicable to awards granted under the 1999 Plan is a summary only, and reference is made to the Internal Revenue Code of 1986, as amended, for a complete statement of all relevant Federal tax provisions. Holders of awards should consult their tax advisors before realization of any such awards, and holders of Juno common stock pursuant to awards should consult their tax advisors before disposing of any such shares. Section 16 Individuals should note that somewhat different rules than those described below may apply to them.

     Under current Federal income tax laws, awards under the 1999 Plan will generally have the following tax consequences:

     Non-Qualified Stock Options. A grantee will generally not be taxed upon the grant of an NQSO. Rather, at the time of exercise of such NQSO (and in the case of an untimely exercise of an ISO), the grantee will recognize ordinary income for Federal income tax purposes in an amount equal to the excess, if any, of the fair market value of the shares purchased, over the option exercise price and will have a tax basis in such shares equal to the option exercise price, plus the amount taxable as ordinary income to the grantee. Juno will generally be entitled to a tax deduction at such time and in the same amount as the grantee recognizes ordinary income.

     If shares acquired upon exercise of an NQSO (or upon untimely exercise of an ISO) are later sold or exchanged, then the difference between the sales price and the fair market value of such shares on the date that ordinary income was recognized with respect thereto will generally be taxable as long-term or short-term capital gain or loss (if the Juno common stock is a capital asset of the grantee) depending upon whether such shares have been held for more than one year after such date.

     Incentive Stock Options. A grantee will generally not be taxed upon the grant of an ISO or upon its timely exercise. Exercise of an ISO will be timely if made during its term and if the grantee remains an employee of Juno at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled employee). Exercise of an ISO will also be timely, if made by the legal representative of a grantee who dies (1) while in the employ of Juno or (2) within three months after termination of employment. The tax consequences of an untimely exercise of an ISO is the same as those described for NQSOs, above.

     If Juno common stock acquired pursuant to a timely exercised ISO is later disposed of, the grantee will, except as noted below with respect to a “disqualifying disposition,” recognize long-term capital gain or loss at the time of the disposition (if the Juno common stock is a capital asset of the employee) equal to the difference between the amount realized upon such sale and the option price. Juno, under these circumstances, will not be entitled to any Federal income tax deduction in connection with either the exercise of the ISO or the sale of such Juno common stock by the grantee.

     If, however, a grantee disposes of Juno common stock acquired pursuant to the exercise of an ISO (1) prior to the expiration of two years from the date of grant of the ISO or (2) within one year from the date such Juno common stock is transferred to him upon exercise (a “disqualifying disposition”), generally (a) the grantee will realize ordinary income at the time of the disposition in an amount equal to the excess, if any, of the fair market value of the shares at the time of exercise (or, if less, the amount realized on such disqualifying disposition) over the option price, and (b) if the Juno common stock is a capital asset of the grantee, any additional gain recognized will be taxed as short-term or long-term capital gain. At the time of such disqualifying disposition Juno may claim a Federal income tax deduction only for the amount taxable to the grantee as ordinary income. Any capital gain recognized by the grantee will be long-term capital gain if the grantee’s holding period for the shares at the time of disposition is more than one year; otherwise, it will be short-term.

     The amount by which the fair market value of the shares on the exercise date of an ISO exceeds the option price will be an item of adjustment for purposes of the “alternative minimum tax” imposed by Section 55 of the Code.

     Exercise With Shares. Special rules may pertain to a grantee who exercises an option and pays the option price with shares already owned.

     Stock Appreciation Rights. A grantee will not be taxed at the time of grant of SARs or LSARs. Upon the exercise of SARs or LSARs (other than a free standing right that is an LSAR), the amount of any cash and the fair market value as of the date of exercise of Juno common stock received is taxable to the grantee as ordinary income. With respect to a free standing right that is an LSAR, however, a grantee should be required to include as taxable income on the date of a change in control an amount equal to the amount of cash that could be received upon the exercise of the LSAR, even if the LSAR is not exercised until a date subsequent to the date of a change of control. Juno will generally be entitled to a deduction at the same time and in an amount equal to the amount included in the grantee’s income. Upon the sale of shares acquired upon the exercise of SARs or LSARs, a grantee will recognize capital gain or loss (assuming such Juno common stock was held as a capital asset) in an amount equal to the difference between the amount realized upon such sale and the fair market value of such Juno common stock on the date that governs the determination of ordinary income. The capital gain or loss will be long-term or short-term depending upon whether the shares have been held for more than one year after the date on which the income was realized by the grantee.

     Dividend Equivalents. A grantee will not be taxed upon the award of a dividend equivalent, but will recognize ordinary income in an amount equal to the value of the dividend equivalent at the time the dividend equivalent becomes payable. Juno will be entitled to a deduction at such time and in the amount as the grantee recognizes ordinary income with respect to the dividend equivalent.

     Restricted Awards. In the case of a restricted award, generally, a grantee will not be taxed upon the grant of the award. The grantee will recognize ordinary income in an amount equal to (1) the fair market value of the Juno common stock at the time the shares become transferable or are otherwise no longer subject to a “substantial risk of forfeiture” (as defined in the Code), minus (2) the price, if any, paid by the grantee to purchase such stock. Juno will be entitled to a deduction at the time when, and in the amount that, the grantee recognizes ordinary income. However, a grantee may elect (not later than 30 days after acquiring such shares) to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value of the shares at that time, less the purchase price paid for such shares, notwithstanding the fact that such shares are subject to restrictions on transfer and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by the grantee at the time the restrictions lapse. Juno will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by the grantee. However, if shares in respect of which such election was made are later forfeited, no tax deduction is allowable to the grantee for the forfeited shares, and Juno will be deemed to recognize ordinary income equal to the amount of the deduction allowed to Juno at the time of the election.

Pre-Determined Option Grants

     The following table lists the grants of stock options that have been made to specified individuals and groups under the 1999 Plan during 2004. The grants reflected in the table are subject to stockholder approval of the Amendment to the 1999 Plan.

NEW PLAN BENEFITS
1999 STOCK AWARD AND INCENTIVE PLAN

Name and Principal Position	Number of Options
T. Tracy Bilbrough	19,947
President and Chief Execuitve Officer

Glenn R. Bordfeld	2,500
Executive Vice President and Chief Operating Officer

George J. Bilek	1,562
Executive Vice President, and Chief Financial Officer, Secretary and Treasurer

William Allen Fromm	1,562
Executive Vice President, Operations

Charles F. Huber	1,562
Senior Vice President, Engineering and Product Management

Execuitve Officers as a Group	27,133

Non-Executive Officer Directors as a Group	16,350

All Employees (other than Executive Officers) as a Group	1,562

     The options included in the table above were granted on the following terms: Options were granted with an exercise price of $20.2517 and terminate upon the expiration of ten years from the grant date. Option shares are cumulatively exercisable as to 20% of the option shares on each of the first five anniversaries following the date of grant with 100% vesting upon a change in control. Upon termination of employment, option shares may be exercised until the earlier of 1) three months from the date of such termination or 2) the expirations of the term of the option.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Management and Others; Certain Business Relationships

     Mr. Jaunich is Chairman of the Board and a director of Juno Lighting. He is also President and Chief Executive Officer of Fremont Investors, a Managing Partner of Fremont Partners, a member of FP Advisors, L.L.C. (“FP Advisors”) and a Managing Partner and a member of the Fremont Group. Mr. Williamson is a director of Juno Lighting and Vice President and Treasurer of Fremont Investors, a Managing Partner of Fremont Partners and a member of FP Advisors. As a result of the merger of Jupiter Acquisition Corp., a Delaware company and a wholly-owned subsidiary of Fremont Investors I, LLC, with and into the Company effective June 30, 1999 (the “Merger”), Fremont Investors obtained control of the Company.

     The Company and Fremont Partners L.L.C., a shareholder of the Company and an affiliate of Fremont Investors, Fremont Partners and FP Advisors (collectively, the “Fremont Entities”), entered into a management services agreement at the effective time of the Merger, pursuant to which Fremont Partners L.L.C. renders certain management services in connection with the Company’s business operations, including strategic planning, finance, tax and accounting services. Juno pays Fremont Partners L.L.C. an annual management fee of $325,000 to render such services. In addition in 2004, the Company paid approximately $29,000 to Fremont Partners L.L.C. for professional services related to a new credit agreement.

     Mr. Froy is a partner in the law firm of Sonnenschein Nath & Rosenthal LLP, which provided legal services to the Company in fiscal year 2004 and which billed the Company $808,585 for such services.

Indebtedness of Management

     In connection with the purchase by Mr. Bilbrough, Juno’s President and Chief Executive Officer, of shares of the Company’s common stock, the Company made a loan to him in fiscal year 2001, in the principal amount of $199,968.33. All of the proceeds of this loan were used to pay a portion of the purchase price of the shares. Subject to certain terms and conditions, Mr. Bilbrough will not owe any interest on this debt on or before May 22, 2010 and will owe 18% per annum thereafter on any remaining balance. As of the record date, the outstanding balance of Mr. Bilbrough’s debt was $199,968.33.

Compensation of Directors

     Each non-employee director who is not affiliated with Fremont Investors (Juno’s controlling stockholder) receives $1,000 for each meeting of the Board of Directors each such director attends, an annual fee of $25,000 for each year of service as a director of Juno, and reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors. Committee chairs receive an additional $1,000 for each meeting attended. Mr. Froy, Mr. LeBlanc, Mr. Marshuetz, and Mr. Murphy are the only non-employee directors of Juno who are not affiliated with Fremont Investors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Currently, Messrs. Jaunich and Williamson comprise the compensation committee of Juno’s Board of Directors. Mr. Williamson is not an executive officer of Juno. Mr. Jaunich serves as Juno’s Chairman of the Board. Mr. Jaunich is President and Chief Executive Officer of Fremont Investors and Mr. Williamson is Vice President and Treasurer of Fremont Investors. Messrs. Jaunich and Williamson are each Managing Partners of Fremont Partners, L.P. As a result of the Merger, Fremont Investors obtained control of Juno.

Change In Control Arrangements

     Each of the Named Executive Officers were awarded units in 2003 under the company’s 2003 Incentive Plan in the following amounts, Mr. Bilbrough 100,000 units; Mr. Bordfeld 25,500 units; Mr. Bilek 16,000 units; Mr. Fromm 16,000 units; Mr. Huber 10,500 units. Each Named Executive Officer executed a unit award agreement in connection with acceptance of the award of units. The plan and the agreement provide for the units to vest and payments to be made to each plan participant, subject to certain conditions, upon the occurrence of a liquidity event, as defined in the plan, which includes a change-in-control of the Company. The value of a unit is tied to the price of Juno’s common stock at the time of a liquidity event and shall be determined according to the following formulas: (1) if the per share stock price (as defined in the plan) is $20.25 or less, then unit value is equal to the stock price minus $9.72 and (2) if the per share stock price is greater than $20.25, then the unit value is equal to the difference between (a) the stock price minus $9.72, less (b) 2.25 multiplied by the remainder of the stock price minus $20.25. A “liquidity event” is generally defined as any of the following events: sale of all or substantially all of Juno’s assets, merger or other combination involving Juno after which Juno’s stockholders immediately prior to such transaction hold 50% or less of the voting shares of the surviving entity, an acquisition of more than 50% of the shares of Juno by a person or group holding 10% or fewer of the shares prior to such acquisition or an underwritten registered public offering with proceeds to Juno of not less than $75 million (except if the proceeds are used to finance an acquisition).

     All of the Named Executive Officers, except for Mr. Bilbrough, have been awarded 2004 Options on the following terms:

     Exercise Price. The 2004 Options provide that, upon the occurrence of certain events, the holder of such option may purchase a specified number of shares at a price of $20.2517 per share of Juno common stock.

     Vesting & Forfeiture. Generally, The 2004 options vest, subject to certain conditions, upon either a public offering of Juno’s common stock (by Juno or Fremont Investors I, L.L.C. and its affiliates) or a change in control of Juno. In the event that, Juno (or Fremont Investors and its affiliates) conducts an underwritten, on a firm commitment basis, public offering of $50 million or more of Juno common stock at a price of at least $52.17 per share but less than $62.17 per share or a change of control of Juno occurs in which its common stock is sold for a price of at least $52.17 per share but less than $62.17 per share (a “$52.17 price event”), then the 2004 Options will terminate and expire with respect to the 50% of the underlying shares of common stock (the option will become vested and exercisable with respect to the remaining shares as described below). If Juno (or Fremont Investors and its affiliates) conducts an underwritten, on a firm commitment basis, public offering of $50 million or more of Juno common stock at a price of at least $62.17 per share or a change of control of Juno occurs in which its common stock is sold for a price of at least $62.17 per share (a “$62.17 price event”), then the 2004 Options will be exercisable with respect to 100% of the underlying shares of common stock (the option will become vested and exercisable with respect to the remaining shares as described below). If a forfeiture event occurs prior to the 2004 Options becoming vested, then the 2004 Options will terminate and expire with respect to 100% of the underlying shares of common stock. For these purposes a “forfeiture event” occurs if, prior to the occurrence of a price event, Juno (or Freemont Investors and its affiliates) conducts a qualifying public offering of its common stock at a price less than $52.17 per share or a change of control of Juno occurs in which its common stock is sold for a price less than $52.17 per share.

     Additional Conditions to Exercise. The option agreements for the 2004 Options provide that, if a price event occurs with respect to a public offering of Juno common stock, the option cannot be exercised until after the first anniversary of the public offering. Upon the first anniversary, the holders of the 2004 Options may exercise their options with respect to one-half of the vested shares of underlying common stock. Upon the second anniversary of the public offering, the holders of the 2004 Options may exercise their options with respect to all of the vested shares of underlying common stock. Additionally, the option agreements for the 2004 Options provide if a price event occurs in connection with a change in control of Juno, the options may be subjected to an escrow arrangement, which may restrict exercise of the 2004 Options until certain specified events (such as, satisfaction of a post transaction two year employment obligation). Generally, until the occurrence of such specified events, the 2004 Options or the proceeds thereof would be held in escrow.

     Effect of Termination of Employment. Upon termination of an option holder’s employment with Juno and its affiliates the option shall terminate with respect to any shares for which the option is not then currently exercisable. Subject to the exceptions described below, an option will remain exercisable, to the same extent it was exercisable on the date of termination, for 30 days after termination of an option holder’s employment with Juno and its affiliates (6 months in the event termination is due to an option holders death or disability). However, if an option holder’s employment is terminated for “cause” the option terminates and may not be exercised with respect to any of the underlying shares. If an option holder’s employment with Juno and its affiliates terminates after the occurrence of a price event because of death or disability the option will be immediately exercisable and remain exercisable for a period of 6 months. Additionally, if the price event is the result of a “change in control” of Juno and the option holder’s employment is terminated by the employee for “good reason” or by Juno or its affiliates without cause the option will become immediately exercisable and remain exercisable for a period of 30 days.

COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE REPORTS ON EXECUTIVE COMPENSATION

     Juno’s executive compensation policy is designed to maintain a competitive compensation program in order to attract and retain well qualified management and to provide management with the incentive to accomplish Juno’s financial and operating objectives. Compensation for executives generally consists of cash compensation in the form of annual base salary and performance-based bonuses and long-term incentive compensation in the form of stock options.

     Juno’s executive compensation program is administered by the compensation committee of the Board of Directors and, with respect to stock options and SARs under Juno’s Stock Option Plans, by the stock option committee. In addition, the 2003 Incentive Plan committee administers the Juno Lighting, Inc. 2003 Incentive Plan and grant awards thereunder. See “Juno’s Board of Directors - Committees of the Board of Directors”, above.

     In setting cash compensation levels for executive officers, the compensation committee considers the performance of Juno and of the individual officer, including the assumption of new duties by the officer. While Juno’s overall financial performance, particularly operating income, is taken into account, base salaries for executive officers are primarily determined by the compensation committee’s subjective assessment of the executive’s individual performance.

     In addition to base salary, Juno has an incentive bonus plan applicable to Messrs. Bilbrough, Bordfeld, Bilek, Fromm, Huber, as well as Mr. Edward Laginess, Senior Vice President, Human Resources, Mr. Richard Stam, Juno’s Vice President of Sales, Mr. Scott Roos, Vice President, Product Management and Development, and Mr. Donald C. Pannier, General Manager, Modulight. The incentive bonus plan provides for the payment of cash bonuses to these executives pursuant to a formula based on levels of Juno’s EBITDA and Return on Net Assets. Juno paid bonuses earned in fiscal 2004 pursuant to this plan to all of the aforementioned executives. Juno also has the 2003 Incentive Plan under which the executive officers and key senior management employees of Juno and its affiliates are eligible to participate in the plan and receive grants of units thereunder. Plan participants are selected by the 2003 incentive plan committee in its sole discretion. The plan provides for the Company to make payments to plan participants upon the occurrence of a “liquidity event” as defined in the plan.

     In determining the salary to be paid to the Chief Executive Officer in any fiscal year, in addition to the factors set forth above, which are applicable to all executive officers, the compensation committee also compares base salaries of presidents and chief executive officers of other companies of similar size and engaged in manufacturing businesses similar to Juno’s. Some but not all of the companies used for salary comparison purposes are companies listed in the Nasdaq Electrical Component Index and/or included in the peer group of companies for which cumulative total return information is provided in the “Performance Graphs” section below. Although the compensation committee takes into account all of the factors described above in determining an appropriate base salary for Mr. Bilbrough, it does not engage in any particular weighing of these factors (other than the emphasis placed on individual performance). Juno’s success in meeting its financial goals is one of the factors that the compensation committee considers in determining the Chief Executive Officer’s base salary. It should be noted that Mr. Bilbrough does not participate in compensation committee discussions or decisions regarding his compensation.

     Under Juno’s Stock Option Plans, stock options have been awarded to certain key employees, including Juno’s executive officers. This approach is designed to encourage the creation of stockholder value over the long term since the full benefit of the compensation package generally cannot be realized unless stock price appreciation occurs over a number of years. The stock option committee determines the size of awards of stock options and SARs to executives based on similar factors as are used to determine base salaries. In light of Juno’s refinancing and special dividend payment, stock options were granted to each of the Named Executive Officers in 2004 to maintain an appropriate level of performance incentive.

     In addition, stock options were also granted to the Named Executive Officers, except for Mr. Bilbrough to provide incentives based on performance vesting thresholds. These options will only vest in the event of a public offering of the Company’s common stock or a change in control of the Company at specified prices.

     In addition to salary, stock options and SARs, Juno’s compensation package includes matching and discretionary contributions to a 401(k) plan, medical and life insurance and other benefits.

     Finally, the compensation committee reviews the possible effect on Juno of the limitations on deductibility of executive compensation under Section 162(m) of the Internal Revenue Code. The compensation committee does not believe that such section will be applicable to Juno in the foreseeable future but will review Juno’s compensation practices as circumstances warrant.

Compensation Committee	Stock Option Committee

Robert Jaunich II	Robert Jaunich II
Mark N. Williamson	Mark N. Williamson

PERFORMANCE GRAPHS
Comparison of Five-year Cumulative Return
Among Juno Lighting, Inc., the Nasdaq Stock Market Index (U.S. Companies)
and a Self-Determined Peer Group (1)

		Nasdaq Stock	Self-Determined
Fiscal Year	Juno Lighting, Inc.	Market Index (U.S.)	Peer Group
11/30/99	100.0	100.0	100.0
11/30/00	49.2	77.7	98.6
11/30/01	77.2	57.9	104.1
11/30/02	89.8	44.7	110.3
11/30/03	187.3	59.1	159.8
11/30/04	423.9	63.2	198.2

(1) Cumulative return assumes reinvestment of dividends. This table assumes $100.00 was invested in Juno common stock, the Nasdaq Stock Market Index (U.S. Companies) and the Self-Determined Peer Group on November 30, 1999.

(2) Six companies are in the Self-Determined Peer Group, they are: Acuity Brands, Inc., Catalina Lighting, Inc., Cooper Industries Inc., Genlyte Group Inc., Hubbell Inc., and LSI Industries Inc

     The stock price performance depicted in the above performance graphs is not necessarily indicative of future price performance. These performance graphs shall not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires Juno’s officers and directors, and persons who own more than 10% of Juno’s common stock, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission. Officers, directors and greater-than-10% beneficial owners are required to furnish Juno with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to Juno and/or written representations from certain reporting persons that no other reports were required, Juno believes that all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% beneficial owners during or with respect to the year ended November 30, 2004 were met.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

     Juno’s audit committee has selected PricewaterhouseCoopers LLP (“PWC”) as its principal independent registered public accountants for the current fiscal year. PWC has served in that capacity for the past thirteen fiscal years.

     A representative of PWC is expected to be present at the annual meeting and will be offered the opportunity to make a statement, if desired, and will be available to respond to appropriate questions. Juno has been advised by PWC that no member of the firm has or had any financial interest, either direct or indirect, in Juno or any of its subsidiaries during the time period that it has served in the capacity of independent registered public accountants for Juno, and that it has no connection with Juno or any of its subsidiaries in any capacity other than as public accountants.

Fees to Independent Registered Public Accountants for Fiscal 2004 and 2003

     The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for fiscal 2004 and fiscal 2003 and fees billed for audit-related services, tax services and all other services rendered by PricewaterhouseCoopers LLP for fiscal 2004 and fiscal 2003.

Services Rendered	2004	2003
Audit fees (1)	$182,554	$168,480
Audit-related fees (2)	56,600	59,550
Tax fees (3)	300,861	190,457
All other fees	0	0

(1)  Includes professional services for the audit of Juno’s annual financial statements, review of the financial statements included in Juno’s Form 10-Q filings, services that are normally provided by Juno’s independent registered public accountants in connection with statutory and regulatory filings or engagements and services that generally only the independent registered public accountant can reasonably provide (such as comfort letters, statutory audits, attest services, and consents), and assistance with and review of documents filed with the SEC.

(2)  Includes fees associated with assurance and related services that are reasonably related to the performance of the audit or review of Juno’s financial statements. This category includes fees related to assistance in debt restructuring and benefit plan audit.

(3)  Includes fees associated with tax compliance, tax advice and domestic and international tax planning. This category includes fees relating to tax planning on mergers and acquisitions, restructurings and other services related to tax disclosure and filing requirements.

     The audit committee has adopted procedures for pre-approving all audit and permissible non-audit services provided by the independent registered public accountant. All services rendered by PWC in fiscal 2004 were authorized in accordance with the audit committee’s pre-approval procedures. The audit committee may either pre-approve such services based on the amount of fees associated with such services without consideration of specific case-by-case services (“general approval”) or pre-approve specific services (“specific pre-approval”). Unless a type of service to be provided by the independent registered public accountant has received general pre-approval, it will require specific pre-approval by the audit committee. For both types of pre-approval, the audit committee considers whether such services are consistent with the SEC’s rules on auditor independence. The audit committee also considers whether the independent registered public accountant is best positioned to provide the most effective and efficient services, for reasons such as familiarity with Juno’s business, people, culture, accounting systems, risk profile and whether the services enhance Juno’s ability to manage or control risks and improve audit quality.

     All requests or applications for services to be provided by the independent registered public accountant that do not require specific pre-approval by the audit committee must be supported with detailed back-up documentation regarding the specific services rendered. Requests or applications to provide services that require specific pre-approval by the audit committee will be submitted to the audit committee by either the independent registered public accountant or Juno management and must include a joint statement from both the independent registered public accountant and Juno management as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence. The audit committee has designated the Chief Financial Officer to monitor the services provided by the independent registered public accountant, to determine whether such services are in compliance with the pre-approval policy and to report the results of such monitoring to the audit committee on a periodic basis.

     The audit committee has considered whether the provision of non-audit services to Juno by PricewaterhouseCoopers LLP was compatible with maintaining the independence of PricewaterhouseCoopers LLP.

CODE OF ETHICS

     Juno has adopted a code of ethics that applies to all of its employees, officers and directors, including the Chief Executive Officer and Chief Financial Officer. This code of ethics, which is included as part of Juno Code of Business Conduct and Ethics, that applies to the Company’s employees and directors, is posted on the Company’s website, http://www.junolighting.com. The Company intends to satisfy the disclosure requirement under Item 10 of Form 8-K regarding an amendment to or waiver from application of the code of ethics provisions of the Code of Business Conduct and Ethics that applies to the Chief Executive Officer or the Chief Financial Officer by posting such information on its website, http://www.junolighting.com.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

     We make forward-looking statements in this document. These forward-looking statements are subject to risks and uncertainties, and there can be no assurance that such statements will prove to be correct. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “plans”, “believes”, “anticipates”, “expects” and “intends”, or the negative of such terms and similar terminology. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We are not required to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated events.

PROPOSALS BY JUNO STOCKHOLDERS

     Any proposals of Juno stockholders intended to be included in Juno’s proxy statement for the 2006 annual meeting of Juno stockholders should be addressed to Juno’s Corporate Secretary, 1300 South Wolf Road, P.O. Box 5065, Des Plaines, Illinois 60017-5065, and must be received before the close of business on November 16, 2005.

     Juno’s advance notice bylaw provisions provide guidelines for stockholder proposals that are submitted outside the processes of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. These bylaw provisions provide that stockholder proposals to be considered at an annual stockholders meeting that are not included in our proxy materials must satisfy certain conditions including submitting notice of such nomination or proposal to Juno not more than 90 days or less than 60 days prior to the anniversary of the preceding year’s annual meeting of stockholders. If you would like a copy of Juno’s bylaws, we will furnish one without charge upon written request to the Secretary of Juno at the address of Juno’s executive offices. SEC rules permit management to vote proxies in its discretion if Juno: (1) receives notice of the proposal before the close of business on February 25, 2006, and advise stockholders in Juno’s proxy statement for the 2006 annual meeting about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on February 25, 2006. Notices of intention to present proposals at the 2006 annual meeting should be addressed to Juno’s Corporate Secretary, 1300 South Wolf Road, P.O. Box 5065, Des Plaines, Illinois 60017-5065

OTHER MATTERS

     As of the date of this proxy statement, the Juno board knows of no matters that will be presented for consideration at the annual meeting other than as described in this proxy statement. If any other matters shall properly come before either the annual meeting or any adjournments or postponements thereof to be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the Board of Directors of Juno.

By Order of the Board of Directors

George J. Bilek
Secretary

Des Plaines, Illinois
March 16, 2005

Annex A

AMENDMENT TO THE JUNO 1999 STOCK AWARD AND INCENTIVE PLAN

     Juno Lighting, Inc. (the “Company”), by duly authorized resolution of its Board of Directors pursuant to the right reserved in Section 9(e) of the Juno Lighting, Inc. 1999 Stock Award and Incentive Plan (the “Plan”), hereby amends the Plan as follows, subject to approval by a majority of the shares of Stock present and entitled to vote at a meeting duly called and held:

I.

     The first sentence of Section 5 of the Plan is amended to read as follows:

     The maximum number of shares of Stock reserved for the grant of Awards under the Plan shall be 1,290,000 shares of Stock, subject to adjustment as provided herein.

II.

     The foregoing amendment shall be submitted for approval to stockholders of the Company at the Annual Meeting of Stockholders to be held April 26, 2005, and shall be immediately effective upon such approval.

III.

     In all other respects the Plan is ratified and confirmed.

Annex B

JUNO LIGHTING, INC. 1999 STOCK AWARD AND INCENTIVE PLAN

1.	PURPOSE; TYPES OF AWARDS; CONSTRUCTION.

     The purpose of the Juno Lighting, Inc. 1999 Stock Award and Incentive Plan (the “Plan”) is to afford an incentive to directors (including non-employee directors), selected employees and independent contractors of Juno Lighting, Inc. (the “Company”), or any Subsidiary or Affiliate which now exists or hereafter is organized or acquired, to acquire a proprietary interest in the Company, to continue as directors, employees or independent contractors, as the case may be, to increase their efforts on behalf of the Company and to promote the success of the Company’s business in the interest of its stockholders. Pursuant to Section 6 of the Plan, there may be granted Stock Options (including “incentive stock options” and “nonqualified stock options”), stock appreciation rights and limited stock appreciation rights (either in connection with options granted under the Plan or independently of options), restricted stock, restricted stock units, dividend equivalents, performance shares and other stock- or cash-based awards. The Plan also provides the authority to make loans to purchase shares of common stock of the Company. The Plan is designed to comply with the requirements of Regulation T (12 C.F.R. Section 220) and Regulation U (12 C.F.R. Section 221) and the requirements for “performance-based compensation” under Section 162(m) of the Code and the conditions for exemption from short-swing profit recovery rules under Rule 16b-3 of the Exchange Act, and shall be interpreted in a manner consistent with the requirements thereof.

2.	DEFINITIONS.

For purposes of the Plan, the following terms shall be defined as set forth below:

     (a) “Affiliate” means any entity if, at the time of granting of an Award or a Loan, (i) the Company, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of such entity or at least 50% of the ownership interests in such entity or (ii) such entity, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of the Company.

     (b) “Award” means any Option, SAR (including a Limited SAR), Restricted Stock, Restricted Stock Unit, Dividend Equivalent, Performance Share or Other Stock-Based Award or Other Cash-Based Award granted under the Plan.

     (c) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

     (d) “Beneficiary” means the person, persons, trust or trusts which have been designated by a Grantee in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under the Plan upon his or her death, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

     (e) “Board” means the Board of Directors of the Company.

     (f) “Change in Control” means a change in control of the Company which will be deemed to have occurred if:

            (i) any person,” as such term is used in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof except that such term shall not include (A) the Company or any of its subsidiaries, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock, or (E) any person or group as used in Rule 13d-1(b) under the Exchange D-1 Act, is or becomes the Beneficial Owner, as such term is defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 50% or more of the combined voting power of the Company’s then outstanding securities;

            (ii) there is consummated a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 40% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (as defined above) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 60% or more of the combined voting power of the Company’s then outstanding securities; or

          (iii) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect) other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 40% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

     (g) “Change in Control Price” means the higher of (i) the highest price per share paid in any transaction constituting a Change in Control or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding or following a Change in Control.

     (h) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

     (i) “Committee” means the Board or the committee established by the Board to administer the Plan, the composition of which shall at all times satisfy the provisions of Rule 16b-3.

     (j) “Company” means Juno Lighting, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

     (k) “Dividend Equivalent” means a right, granted to a Grantee under Section 6(g), to receive cash, Stock, or other property equal in value to dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

     (l) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

     (m) “Fair Market Value” means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Stock as of a particular date shall mean (i) the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and D-2 asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

     (n) “Grantee” means a person who, as an employee or independent contractor of the Company, a Subsidiary or an Affiliate, has been granted an Award or Loan under the Plan.

     (o) “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

     (p) “Limited SAR” means a right granted pursuant to Section 6(c) which shall, in general, be automatically exercised for cash upon a Change in Control.

     (q) “Loan” means the proceeds from the Company borrowed by a Plan participant under Section 8 of the Plan.

     (r) “NQSO” means any Option that is designated as a nonqualified stock option.

     (s) “Option” means a right, granted to a Grantee under Section 6(b), to purchase shares of Stock. An Option may be either an ISO or an NQSO; provided that, ISO’s may be granted only to employees of the Company, a Subsidiary or an Affiliate.

     (t) “Other Cash-Based Award” means cash awarded under Section 6(h), including cash awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan.

     (u) “Other Stock-Based Award” means a right or other interest granted to a Grantee under Section 6(h) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including, but not limited to (1) unrestricted Stock awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan, and (2) a right granted to a Grantee to acquire Stock from the Company for cash and/or a promissory note containing terms and conditions prescribed by the Committee.

     (v) “Performance Share” means an Award of shares of Stock to a Grantee under Section 6(h) that is subject to restrictions based upon the attainment of specified performance criteria.

     (w) “Plan” means this Juno Lighting, Inc. 1999 Stock Award and Incentive Plan, as amended from time to time.

     (x) “Restricted Stock” means an Award of shares of Stock to a Grantee under Section 6(d) that may be subject to certain restrictions and to a risk of forfeiture.

     (y) “Restricted Stock Unit” means a right granted to a Grantee under Section 6(e) to receive Stock or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of specified performance or other criteria.

     (z) “Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

     (aa) “Stock” means shares of the common stock, par value $.001 per share, of the Company.

     (ab) “SAR” or “Stock Appreciation Right” means the right, granted to a Grantee under Section 6(c), to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Stock, or property as specified in the Award or determined by the Committee.

     (ac) “Securities Act” means the Securities Act of 1933, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

     (ad) “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Award, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

3.	ADMINISTRATION.

     The Plan shall be administered by the Committee. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards and make Loans; to determine the persons to whom and the time or times at which Awards shall be granted and Loans shall be made; to determine the type and number of Awards to be granted and the amount of any Loan, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award or Loan; and to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to reduce the exercise price of any Stock Option to the then Fair Market Value, if the Fair Market Value of the Stock covered by such Stock Option has declined since the date the Stock Option was granted; to make adjustments in the terms and conditions of, and the criteria and performance objectives (if any) included in, Awards and Loans in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; to designate Affiliates; to construe and interpret the Plan and any Award or Loan; to prescribe, amend and rescind rules and regulations relating to the plan; to determine the terms and provisions of the Award Agreements and any promissory note or agreement related to any Loan (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan.

     The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, and any Subsidiary, Affiliate or Grantee (or any person claiming any rights under the Plan from or through any Grantee) and any stockholder.

     No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted or Loan made hereunder.

4.	ELIGIBILITY.

     Subject to the conditions set forth below, Awards and Loans may be granted to directors, including non-employee directors, selected employees and independent contractors of the Company and its present or future Subsidiaries and Affiliates, in the discretion of the Committee. In determining the persons to whom Awards and Loans shall be granted and the type of any Award or the amount of any Loan (including the number of shares to be covered by such Award), the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5.	STOCK SUBJECT TO THE PLAN.

     The maximum number of shares of Stock reserved for the grant of Awards under the Plan shall be 1,290,000 shares of Stock, subject to adjustment as provided herein. No more than 40% of the total shares available for grant may be awarded to a single individual in a single year. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Grantee, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan; provided that, in the case of forfeiture, cancellation, exchange or surrender of shares of Restricted Stock or Restricted Stock Units with respect to which dividends or Dividend Equivalents have been paid or accrued, the number of shares with respect to such Awards shall not be available for Awards hereunder unless, in the case of shares with respect to which dividends or Dividend Equivalents were accrued but unpaid, such dividends and Dividend Equivalents are also forfeited, cancelled, exchanged or surrendered. Upon the exercise of any Award granted in tandem with any other Awards or awards, such related Awards or awards shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan.

     In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other securities which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock or other securities issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award; provided that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code.

6.	SPECIFIC TERMS OF AWARDS.

     (a) General. The term of each Award shall be for such period as may be determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

     (b) Options. The Committee is authorized to grant Options to Grantees on the following terms and conditions:

            (i) Type of Award. The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.

            (iii) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; provided that, in the case of an ISO, such exercise price shall be not less than the Fair Market Value of a share on the date of grant of such Option, and in no event shall the exercise price for the purchase of shares be less than par value. The exercise price for Stock subject to an Option may be paid in cash or by an exchange of Stock previously owned by the Grantee, or a combination of both, in an amount having a combined value equal to such exercise price. A Grantee may also elect to pay all or a portion of the aggregate exercise price by having shares of Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company or sold by a broker-dealer under circumstances meeting the requirements of 12 C.F.R. Section 220 or any successor thereof.

            (iii) Term and Exercisability of Options. Unless otherwise provided in an Award Agreement, the date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided that, the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

            (iv) Termination of Employment, etc. An Option may not be exercised unless the Grantee is then in the employ of, or then maintains an independent contractor relationship with, the Company or a Subsidiary or an Affiliate (or a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Grantee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the Option; provided that, the Award Agreement may contain provisions extending the exercisability of Options, in the event of specified terminations, to a date not later than the expiration date of such Option.

            (v) The Committee may require the voluntary surrender of all or a portion of any Option granted under the Plan as a condition precedent to the grant of a new Option. Subject to the provisions of the Plan, such new Option shall be exercisable at the price, during such period and on such other terms and conditions as are specified by the Committee at the time the new Option is granted. Consistent with the provisions of Section 162(m), to the extent applicable, upon their surrender, Options shall be canceled and the shares previously subject to such canceled Options shall again be available for grants of Options and other Awards hereunder.

            (vi) Other Provisions. Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion or as may be required by applicable law.

     (c) SARs and Limited SARs. The Committee is authorized to grant SARs and Limited SARs to Grantees on the following terms and conditions:

            (i) In General. Unless the Committee determines otherwise, an SAR or a Limited SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO. An SAR or Limited SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable.

            (ii) SARs. An SAR shall confer on the Grantee a right to receive an amount with respect to each share subject thereto, upon exercise thereof, equal to the excess of (1) the Fair Market Value of one share of Stock on the date of exercise over (2) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine).

            (iii) Limited SARs. A Limited SAR shall confer on the Grantee a right to receive with respect to each share subject thereto, automatically upon the occurrence of a Change in Control, an amount equal in value to the excess of (1) the Change in Control Price (in the case of a LSAR granted in tandem with an ISO, the Fair Market Value), of one share of Stock on the date of such Change in Control over (2) the grant price of the Limited SAR (which in the case of a Limited SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other Limited SAR shall be such price as the Committee determines); provided that, in the case of a Limited SAR granted to a Grantee who is subject to the reporting requirements of Section 16(a) of the Exchange Act (a “Section 16 Individual”), such Section 16 Individual shall only be entitled to receive such amount if such Limited SAR has been outstanding for at least six (6) months as of the date of the Change in Control.

     (d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Grantees on the following terms and conditions:

            (i) Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. Such restrictions may include factors relating to the increase in the value of the Stock or to individual or Company performance such as the attainment of certain specified individual, divisional or Company-wide performance goals, sales volume increases or increases in earnings per share. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Grantee granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

            (ii) Forfeiture. Upon termination of employment with or service to the Company, or upon termination of the independent contractor relationship, as the case may be, during the applicable restriction period, Restricted Stock and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided that, the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

            (iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate.

            (iv) Dividends. Dividends paid on Restricted Stock shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends. Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

     (e) Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Grantees, subject to the following terms and conditions:

            (i) Award and Restrictions. Delivery of Stock or cash, as determined by the Committee, will occur upon expiration of the deferral period specified for Restricted Stock Units by the Committee. In addition, Restricted Stock Units shall be subject to such restrictions as the Committee may impose, at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine. Such restrictions may include factors relating to the increase in the value of the Stock or to individual or Company performance such as the attainment of certain specified individual, divisional or Company-wide performance goals, sales volume increases or increases in earnings per share.

            (ii) Forfeiture. Upon termination of employment or termination of the independent contractor relationship during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units that are then subject to deferral or restriction shall be forfeited; provided that, the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

     (f) Stock Awards in Lieu of Cash Awards. The Committee is authorized to grant Stock as a bonus, or to grant other Awards, in lieu of Company commitments to pay cash under other plans or compensatory arrangements. Stock or Awards granted hereunder shall have such other terms as shall be determined by the Committee.

     (g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Grantees. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, or other investment vehicles as the Committee may specify, provided that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate.

     (h) Performance Shares and Other Stock- or Cash-Based Awards. The Committee is authorized to grant to Grantees Performance Shares and/or Other Stock-Based Awards or Other Cash-Based Awards as an element of or supplement to any other Award under the Plan, as deemed by the Committee to be consistent with the purposes of the Plan. Such Awards may be granted with value and payment contingent upon performance of the Company or any other factors designated by the Committee, or valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at the date of grant or, to the extent permitted by Section 162(m) of the Code, thereafter; provided, that performance objectives for each year shall be established by the Committee not later than the latest date permissible under Section 162(m) of the Code. Such performance objectives may be expressed in terms of one or more financial or other objective goals. Financial goals may be expressed, for example, in terms of sales, earnings per share, stock price, return on equity, net earnings growth, net earnings, related return ratios, cash flow, earnings before interest, taxes, depreciation and amortization (EBITDA), return on assets or total stockholder return. Other objective goals may include the attainment of various productivity and long-term growth objectives, including, without limitation reductions in the Company’s overhead ratio and expense to sales ratios. Any criteria may be measured in absolute terms or as compared to another corporation or corporations. To the extent applicable, any such performance objective shall be determined (i) in accordance with the Company’s audited financial statements and generally accepted accounting principles and reported upon by the Company’s independent accountants or (ii) so that a third party having knowledge of the relevant facts could determine whether such performance objective is met. Performance objectives shall include a threshold level of performance below which no Award payment shall be made, levels of performance above which specified percentages of target Awards shall be paid, and a maximum level of performance above which no additional Award shall be paid. Performance objectives established by the Committee may be (but need not be) different from year-to-year and different performance objectives may be applicable to different Grantees.

7.	CHANGE IN CONTROL PROVISIONS.

     The following provisions shall apply in the event of a Change of Control unless otherwise determined by the Committee or the Board in writing, at or after the grant of an Award, but prior to the occurrence of such Change in Control:

     (a) no Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested; and

     (b) the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any other Award granted under the Plan shall remain in full force and effect.

8.	LOAN PROVISIONS.

     Subject to the provisions of the Plan and all applicable federal and state laws, rules and regulations (including, if applicable, the requirements of Regulation T (12 C.F.R. Section 220) and Regulation U (12 C.F.R. Section 221)), the Committee shall have the authority to make Loans to Grantees (on such terms and conditions as the Committee shall determine), to enable such Grantees to purchase shares in connection with the realization of Awards under the Plan. Loans shall be evidenced by a promissory note or other agreement, signed by the borrower, which shall contain provisions for repayment and such other terms and conditions as the Committee shall determine.

9. GENERAL PROVISIONS.

     (a) Approval of Shareholders. The Plan shall take effect upon its adoption by the Board but the Plan (and any grants of Awards made prior to the shareholder approval mentioned herein) shall be subject to ratification by the holder(s) of a majority of the issued and outstanding shares of voting securities of the Company entitled to vote, which ratification must occur within twelve (12) months of the date that the Plan is adopted by the Board. In the event that the shareholders of the Company do not ratify the Plan at a meeting of the shareholders at which such issue is considered and voted upon, then upon such event the Plan and all rights hereunder shall immediately terminate and no Grantee (or any permitted transferee thereof) shall have any remaining rights under the Plan or any Award Agreement entered into in connection herewith.

     (b) Nontransferability. Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution or, if then permitted under Rule 16b-3, pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative.

     (c) No Right to Continued Employment, etc. Nothing in the Plan or in any Award or Loan granted or any Award Agreement, promissory note or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of or to continue as an independent contractor of the Company, any subsidiary or any Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement, promissory note or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate such Grantee’s employment or independent contractor relationship.

     (d) Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee’s tax obligations.

     (e) Amendment and Termination of the Plan. The Board may at any time and from time-to-time alter, amend, suspend, or terminate the Plan in whole or in part; provided that, no amendment which requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3, shall be effective unless the same shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Grantee, without such Grantee’s consent, under any Award or Loan theretofore granted under the Plan.

     (f) No Rights to Awards or Loans; No Stockholder Rights. No Grantee shall have any claim to be granted any Award or Loan under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him for such shares.

     (g) Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

     (h) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     (i) Regulations and Other Approvals.

            (i) The obligation of the Company to sell or deliver Common Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

            (ii) Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Common Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Common Stock, no such Award shall be granted or payment made or Common Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not accept able to the Committee.

            (iii) In the event that the disposition of Common Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Common Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Common Stock pursuant to the Plan, as a condition precedent to receipt of such Common Stock, to represent to the Company in writing that the Common Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

     (j) Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

     (k) Effective Date; Plan Termination. The Plan shall take effect upon its adoption by the Board (the “Effective Date”), but the Plan (and any grants of Awards made prior to the stockholder approval mentioned herein), shall be subject to the approval of the holder(s) of a majority of the issued and outstanding shares of voting securities of the Company entitled to vote, which approval must occur within twelve months of the date the Plan is adopted by the Board. In the absence of such approval, such Awards shall be null and void. Notwithstanding the foregoing, the effectiveness of the Plan and the validity of any Award or Loan granted hereunder is conditioned upon the consummation of the merger of Jupiter Acquisition Corp. with and into the Company (the “Merger”) and shall be of no force and effect if the Merger is not consummated.

JUNO LIGHTING, INC.
1300 South Wolf Road
P.O. Box 5065
Des Plaines, IL 60017-5065

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints T. Tracy Bilbrough and George J. Bilek, or either of them, with full power of substitution (the action of one, if only one be present and acting, to be in any event controlling), as proxies to represent the undersigned at the Annual Meeting of Stockholders of Juno Lighting, Inc. to be held on April 26, 2005, and at any and all adjournments thereof, and to vote all shares which the undersigned would be entitled to vote thereat.

Has your address changed?	Do you have any comments?

You are encouraged to specify your choices by marking the appropriate boxes ON THE REVERSE SIDE. If you do not mark any boxes, your proxy will be voted in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your shares unless you sign and return this card

SEE REVERSE SIDE

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☑	Please mark votes as in this example

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposal 1, proposal 2, and proposal 3 and, to the extent permissible, in the discretion of the proxy holder with respect to any other matters that may properly come before the meeting or any adjournment thereof.

JUNO LIGHTING, INC.

The Board of Directors recommends a vote FOR proposal 1, proposal 2, and proposal 3.

1.	Election of Directors, Nominees: Robert Jaunich II, Mark N. Williamson, T. Tracy Bilbrough, Michael M. Froy, Edward A. LeBlanc, Richard J. Marshuetz, John P. Murphy

FOR ALL ☐ WITHHOLD AUTHORITY TO VOTE FOR ALL ☐

☐ For all nominees except as written above

2.	Proposal to approve and adopt the amendment to the Juno Lighting, Inc. 1999 Stock Award and Incentive Plan.	FOR ☐ AGAINST ☐ ABSTAIN ☐

3.	To ratify the appointment of PricewaterhouseCoopers LLP as registered public accountants for the Company for fiscal year 2005.	FOR ☐ AGAINST ☐ ABSTAIN ☐

4.	In their discretion on any other matters that may properly come before the meeting or any adjournment thereof.

Change of Address/Comments on Reverse Side ☐

Please mark this box if you will personally be attending the meeting. ☐

     Signature__________________________ Date:________Signature_________________________Date:_________

Please sign and date as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.